Exhibit 99.1

TravelCenters of America Inc. Announces Intention to Delist 8.25% Senior Notes Due 2028, 8.00% Senior Notes Due 2029, and 8.00% Senior Notes Due 2030 (Nasdaq: TANNI; TANNL; TANNZ) from the Nasdaq.

WESTLAKE, Ohio – May 16, 2023 – TravelCenters of America Inc. (Nasdaq: TA), the nationwide operator and franchisor of the TA, Petro Stopping Centers and TA Express travel center brands, announced yesterday the completion of the all-cash acquisition of TA by BP Products North America Inc.

Notice of Intent to Delist and Deregister Senior Notes (Nasdaq: TANNI; TANNL; TANNZ)

In connection with the closing of the transaction, TA announced today that it has notified The Nasdaq Stock Market LLC (“Nasdaq”) of its intention to voluntarily delist from the Nasdaq Global Select Market and deregister its 8.25% Senior Notes due 2028 (CUSIP Number 894174200), 8.00% Senior Notes due 2029 (CUSIP Number 894174309), and 8.00% Senior Notes due 2030 (CUSIP Number 894174408) (collectively, the “Notes”) and its intention to file a Notification of Removal from Listing on Form 25 on or about May 26, 2023 (the “Form 25”) with the US Securities and Exchange Commission (“SEC”). As a result, TA expects the delisting of the Notes to become effective on or about June 5, 2023, from which time the Notes will no longer be listed on the Nasdaq. TA has not made arrangements for the listing and/or registration of the Notes on another national securities exchange or quotation medium.

Notice of Intent to Redeem Senior Notes

TA announced today that it will redeem all of the Notes outstanding on June 15, 2023 (the “Redemption Date”). The redemption price for the Notes is equal to 100.00% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to but excluding the Redemption Date.

TA has instructed the trustee for the Notes, U.S. Bank National Association (the “Trustee”), to distribute a notice of redemption to all registered holders of the Notes. Redemption with respect to book-entry interests in the Notes represented by global notes will be done in accordance with the standard procedures of The Depository Trust Company.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

TA reserves the right, for any reason, to delay any of the filings described above, to withdraw them prior to effectiveness, and to otherwise change its plans in respect of delisting the Notes and the termination of its reporting obligations with respect to the Notes under applicable U.S. federal securities laws in any way.

Warning Regarding Forward Looking Statements

This communication contains “forward-looking statements,” including statements containing the words “expect,” “intend,” “plan,” “believe,” “will,” “should,” “would,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. Statements that describe or relate to Parent’s or TravelCenters’ plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements include, without limitation, the effect of the announcement of the proposed transaction on the ability of TravelCenters to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom TravelCenters does business, or on TravelCenters operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; the outcome of any legal proceedings related to the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the ability of Parent to implement its plans, forecasts and other expectations with respect to its business after the completion of the proposed transaction and realize expected benefits; business disruption following the proposed transaction. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors listed in the section entitled “Risk Factors” in Item 1A of TravelCenters’ Annual Report on Form 10-K filed with the SEC on March 1, 2023, as amended, and those factors detailed from time to time in TravelCenters’ other SEC reports including quarterly reports on Form 10-Q and current reports on Form 8-K. TravelCenters does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.